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                                                               Exhibit (a)(1)(D)

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
     SUBSTITUTE   W-9
           FORM
Department of the Treasury                REQUEST FOR TAXPAYER              GIVE FORM TO THE REQUESTER. DO NOT
 Internal Revenue Service       IDENTIFICATION NUMBER AND CERTIFICATION     SEND TO THE IRS.

Name (as shown on your income tax return)

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Business name, if different from above

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Check appropriate box: [ ] Individual    [ ] Corporation                    [ ] Exempt from backup
                       [ ] Partnership   [ ] Other                              withholding
                                                   ----------------------

City, state, and ZIP code

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PART I TAXPAYER IDENTIFICATION NUMBER (TIN)

Enter your TIN on the appropriate line. The TIN provided must match the
name given on the top line to avoid backup withholding. For individuals,    ----------------------------------
this is your social security number (SSN). However, for a resident alien,          Social Security Number
sole proprietor, or disregarded entity, see "What Number to Give the
Requester" in the attached Guidelines For Certification of Taxpayer         or
Identification Number on Substitute Form W-9. For other entities, it is your employer identification number (EIN). If you do not have a number, see "Obtaining a Number" in the attached Guidelines.
                                                                            ----------------------------------
NOTE. If the account is in more than one name, see "What Number to Give        Employer Identification number
the Requester" in the attached Guidelines for instructions on whose number to enter.

PART II CERTIFICATION

Under penalties of perjury, I certify that:

1.   The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

2.   I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.   I am a U.S. Person (including a U.S. resident alien).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.


SIGN HERE   SIGNATURE OF U.S. PERSON                                        DATE
                                     ------------------------------------        -----------------------------
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   FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
        OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER.